As filed with the Securities and Exchange Commission on September 23, 2002.

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Offshore Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-0679819 (IRS Employer Identification Number)
224 Rue de Jean P. O. Box 5C, Lafayette, Louisiana (Address of principal executive offices)	70505 (Zip Code)

OFFSHORE LOGISTICS, INC.
1994 LONG-TERM MANAGEMENT INCENTIVE PLAN, as amended

(Full title of the plan)

George M. Small
President and Chief Executive Officer
Offshore Logistics, Inc.
224 Rue de Jean P.O. Box 5-C
Lafayette, Louisiana 70505
(337) 233-1221

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a Copy to:
Paul M. Haygood
Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(5)
Common Stock, $.01 par value Totals	1,320,000 shares 680,000 shares 2,000,000 shares	$18.325 (3) $17.316 (4)	$24,189,000.00 $11,774,880.00 $35,963,880.00	$2,225.39 $1,083.28 $3,308.67
  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to an antidilution adjustment under provisions of the Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan (“the Plan”). Further, in the event that pursuant to the terms of the Plan or the applicable Agreement, any options or other awards outstanding are forfeited, expire, or cancelled without being exercised or otherwise terminate without being exercised or in the event that any stock appreciation rights are exercised for cash, the options or other awards and the shares related thereto would again be available for issuance and sale pursuant to this Registration Statement under the Plan provisions.

  Computed in accordance with Rule 457(c) and (h)(1) and estimated solely for the purpose of calculating the registration fee.

  Based on a price per share of $18.325, which represents the average of the high and low prices of the common stock reported on the Nasdaq National Market on September 17, 2002.

  Based on the price at which outstanding options may be exercised.

  The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by .000092.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Shares) under the Securities Act to register additional shares of the Offshore Logistics, Inc.'s Common Stock issuable pursuant to the Plan. As permitted by General Instruction E to Form S-8, this Registration Statement omits certain information otherwise required by Form S-8. Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of Offshore Logistics, Inc.'s registration statement relating to the Plan on Form S-8 (Registration No. 33-87450), and all exhibits thereto, which was filed with the Commission on December 12, 1994.

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit
4.1	Delaware Certificate of Incorporation of the Company (filed as Exhibit 3(10) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.2	Agreement and Plan of Merger dated December 29, 1987 (filed as exhibit 3(11) to the Company’s Form 10-K for the fiscal year ended June 30, 1989), and incorporated herein by reference.

4.3	Certificate of Merger dated December 29, 1987 (filed as Exhibit 3(3) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.4	Certificate of Correction of Certificate of Merger dated January 20, 1988 (filed as exhibit 3(4) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.5	Certificate of Amendment of Certificate of Incorporation dated November 30, 1989 (filed as exhibit 3(5) to the Company’s Form 10-K for the fiscal year ended June 30, 1990), and incorporated herein by reference.

4.6	Certificate of Amendment of Certificate of Incorporation dated December 9, 1992 (filed as Exhibit 3 to the Company’s Form 8-K filed in December 1992), and incorporated herein by reference.

4.7	Form of Restricted Stock Agreement (filed as exhibit 4.9 to the Company’s Form S-8 filed December 12, 1994), and incorporated herein by reference.

4.8	Rights Agreement and Form of Rights Certificate (filed as Exhibit 4 to the Company’s Form 8A filed in February 1996), and incorporated herein by reference.

4.9	Amended and Restated By-laws of the Company (filed as Exhibit 3(7) to the Company’s Form 8-K filed in February 1996), and incorporated herein by reference.

4.10	Certificate of Designation of Series A Junior Participating Preferred Stock (filed as Exhibit 3(9) to the Company’s Form 10-K for the fiscal year ended June 30, 1996), and incorporated herein by reference.

4.11	First Amendment to Rights Agreement (filed as Exhibit 5 to the Company’s Form 8A-A filed in May 1997), and incorporated herein by reference.

4.12	Offshore Logistics, Inc. 1994 Long-Term Management Incentive Plan, as amended.

5.0	Opinion of Correro, Fishman, Haygood, Phelps, Walmsley &Casteix, as to the legality of the securities being registered hereby.

23.0	Consent of Counsel (included in Exhibit 5.0).

24.0	Powers of Attorney.

EXPERTS

         The audited financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in its reports, in reliance upon the authority of said firm as experts in giving said reports.

         We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this Registration Statement as having certified our consolidated financial statements which are incorporated by reference as required by Section 7 of the Securities Act. We have dispensed with the requirement to file Arthur Andersen's consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen has not consented to the incorporation of its report in this registration statement, you will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on September 23, 2002.

OFFSHORE LOGISTICS, INC.
BY: /s/ George M. Small George M. Small President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ George M. Small George M. Small	President, Chief Executive Officer (Principal Executive Officer) and Director	September 23, 2002
/s/ H. Eddy Dupuis H. Eddy Dupuis	Secretary, Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer)	September 23, 2002
* Kenneth M. Jones	Chairman of the Board	September 23, 2002
* Peter N. Buckley	Director	September 23, 2002
Stephen J. Cannon	Director
* Jonathan H. Cartwright	Director	September 23, 2002
David M. Johnson	Director
* Pierre H. Jungels	Director	September 23, 2002
* Ken C. Tamblyn	Director	September 23, 2002
* Robert W. Waldrup	Director	September 23, 2002
* Howard Wolf	Director	September 23, 2002

* By: /s/ H. Eddy Dupuis H. Eddy Dupuis Attorney-In-Fact